                                     AMENDMENT TO
                             AGREEMENT AND PLAN OF MERGER


     This Amendment to Agreement and Plan of Merger (this "Amendment") is made and entered into as of July 23, 1999 by and among Intellicell Corp., a Delaware Corporation ("Intellicell"), Intellicell Merger Sub, Inc., a Delaware corporation ("Merger Sub"), Cellular Wholesalers, Inc., an Illinois corporation ("CWI"), and Ronald Goldberg, Philip Leavitt, Sherwin Geitner, and Cary Maimon (the "Principal CWI Stockholders") with reference to the following facts and subject to the condition that Cary Maimon will only continue for purposes of this Amendment to be one of the Principal CWI Stockholders if he is a shareholder of CWI at the time of the merger of CWI into the Merger Sub:

     Whereas, the parties to this Amendment entered into an Agreement and Plan of Merger, dated as of July 23, 1999 (the "Agreement"); and

     Whereas, the parties to this Amendment desire to amend Section 1.7 of the Agreement to increase the Share Value (as defined in Section 1.7 of the Agreement) and to correspondingly increase the Base Consideration (as defined in Section 1.7 of the Agreement);

     Now, therefore, in consideration of the premises and the mutual agreements contained herein, the parties agree as follows:

     1. AMENDMENT TO SECTION 1.7 Section 1.7 of the Agreement is hereby amended to read in full as follows:

          "1.7 CONVERSION OF CWI SHARES. The total consideration to be received by the shareholders of CWI in connection with the conversion of all of the then outstanding capital stock of CWI in connection with the Merger shall be $14,000,000
          (the "BASE CONSIDERATION"), plus an additional amount (the "ADDITIONAL CONSIDERATION") in the event the total stockholders' equity of CWI as of the Closing Date (the
          "Closing Date Equity") exceeds $177,667.  The Base
          Consideration shall consist of $5,000,000 in cash and $9,000,000 of shares of Intellicell common stock, $.01 par value per share (the "INTELLICELL COMMON STOCK"), valued as hereinafter described (the $9,000,000 of shares of Intellicell Common Stock being hereinafter referred to as the "BASE SHARES"). For purposes of this Agreement, the shares of Intellicell Common Stock shall have a value (the
          "SHARE VALUE") equal to $4 per share.  The Additional
          Consideration, if any, shall consist of an additional number of shares of Intellicell Common Stock (the "ADDITIONAL SHARES") as equals (i) the amount by which the Closing Date Equity exceeds $177,667, divided by (ii) $4. Notwithstanding the foregoing, the cash portion of the Base Consideration will be reduced by the amount, if any, by which the Closing Date Equity is less than $1,177,667, although Additional Shares will then be issued in an amount equal to (i) the amount, if any, by which the Closing Date Equity exceeds $177,667, divided by (ii) $4.
          The Closing Date Equity shall be determined within 30 days following the Closing Date by Intellicell's and CWI's independent certified public accountants in accordance with generally accepted accounting principles, using assumptions that are mutually acceptable to such accountants and including a reserve

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          against accounts receivable that is acceptable to Intellicell and
          CWI, and such determination shall be binding on all of the parties to this Agreement. At the Effective Time, all of the issued and outstanding shares of capital stock of CWI ("CWI STOCK") shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted pro rata into and thereafter represent the number of Base Shares described above ($9,000,000 divided by the Share Value) and the holders of such shares shall concurrently receive the Base Shares on a pro rata basis (unless directed otherwise as described below) and shall concurrently receive on a pro rata basis (unless directed otherwise as described below) $4,500,000 of the cash portion of the Base Consideration. The Additional Shares and, subject to Section 1.8, the remaining cash portion of the Base Consideration, if any, will be distributed pro rata (unless directed otherwise as described below) to the holders of the Base Shares as of the Closing Date within 15 days following the determination of the Closing Date Equity. Notwithstanding the foregoing, the Base Shares, Additional Shares and cash portion of the Base Consideration will be allocated among the CWI stockholders in accordance with a written allocation agreement signed by all of the CWI stockholders, provided that a copy of this allocation agreement is delivered to Intellicell at least three business days prior to the Closing. Fractional shares shall not be issued, and in lieu thereof Intellicell shall pay cash in an amount equal to the Share Value times the applicable fraction of a share."

     2. AGREEMENT IN FULL FORCE AND EFFECT. The Agreement, as modified pursuant to Section 1 above, shall continue in full force and effect.




     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                        INTELLICELL CORP.



                                        By: /s/ Michael Hedge
                                            -------------------------------
                                              Name:    Michael Hedge
                                              Title:   Chief Executive Officer



                                        INTELLICELL MERGER SUB, INC.



                                        By: /s/ Michael Hedge
                                            -------------------------------
                                              Name:    Michael Hedge
                                              Title:   Chief Executive Officer


                                        CELLULAR WHOLESALERS, INC.



                                        By: /s/ Ronald Goldberg
                                            -------------------------------
                                              Name:   Ronald Goldberg

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                                              Title:  President


                                         /s/ Ronald Goldberg
                                        -------------------------------
                                        Ronald Goldberg


                                         /s/ Philip Leavitt
                                        -------------------------------
                                        Philip Leavitt


                                         /s/ Sherwin Geitner
                                        -------------------------------
                                        Sherwin Geitner


                                         /s/ Cary Maimon
                                        -------------------------------
                                        Cary Maimon